OPINION AND CONSENT OF BRUNSON CHANDLER & JONES, PLLC

September 16, 2021

Metrospaces, Inc.

195 Montague Street FL 14

Brooklyn, NY 11201

Re: Metrospaces, Inc., a Delaware corporation (the “Company”)

Ladies and Gentlemen:

We refer to the Company’s Offering Statement on Form 1-A under the Securities Act of 1933, (the “Offering Statement”), which will be filed with the Securities and Exchange Commission on or about the date hereof. The Offering Statement relates to the issuance and sale by the Company of up to 11,550,000 shares of the Company’s $0.000001 par value common stock (the “Common Stock”) to be registered as part of an offer for sale by the Company (the “Offering Shares”).

Assumptions

In rendering the opinion expressed below, we have assumed, with your permission and without independent verification or investigation:

1.  That all signatures on documents we have examined in connection herewith are genuine and that all items submitted to us as original are authentic and all items submitted to us as copies conform with originals;

2.  Except for the documents stated herein, there are no documents or agreements between the Company and/or any third parties which would expand or otherwise modify the respective rights and obligations of the parties as set forth in the documents referred to herein or which would have an effect on the opinion;

3.  That as to all factual matters, each of the representations and warranties contained in the documents referred to herein is true, accurate and complete in all material respects, and the opinion expressed herein is given in reliance thereon.

We have examined the following documents in connection with this matter:

1.	The Company’s Certificate of Incorporation, as amended;

2.	The Company’s Bylaws;

3.	The Offering Statement; and

4.	Unanimous Consents of the Company’s Board of Directors.

We have also examined various other documents, books, records, instruments and certificates of public officials, directors, executive officers and agents of the Company, and have made such investigations as we have deemed reasonable, necessary or prudent under the circumstances.  Also, in rendering this opinion, we have reviewed various statutes and judicial precedent as we have deemed relevant or necessary.

Conclusions

Based upon our examination mentioned above, and relying on the statements of fact contained in the documents that we have examined, we are of the following opinions:

1.	Metrospaces, Inc. is a corporation duly organized and validly existing under the laws of the State of Delaware.

2.	The Offering Shares covered by the Offering Statement to be sold pursuant to the terms of the Offering Statement, when issued upon receipt by the Company of the agreed-upon consideration therefore, will be duly authorized, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following exceptions, limitations and qualifications:  (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; and (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy. We expressly disclaim any obligation to update our opinions herein, regardless of whether changes in the facts or laws upon which this opinion are based come to our attention after the date hereof.

We hereby consent to the filing of this opinion as Exhibit 11.1 to the Offering Statement and the reference to our firm in the Offering Statement under the caption “Legal Matters.” In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Brunson Chandler & Jones, PLLC

BRUNSON CHANDLER & JONES, PLLC